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                                                                    EXHIBIT 31.2

                           CERTIFICATION PURSUANT TO
                               SECTION 302 OF THE
                           SARBANES-OXLEY ACT OF 2002

I, Paul R. Skubic, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Harris Preferred Capital Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Harris Preferred Capital Corporation as of, and for, the periods presented in this report;

4. Harris Preferred Capital Corporation's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Harris Preferred Capital Corporation and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Harris Preferred Capital Corporation, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of Harris Preferred Capital Corporation's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in Harris Preferred Capital Corporation's internal control over financial reporting that occurred during Harris Preferred Capital Corporation's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect Harris Preferred Capital Corporation's internal control over financial reporting; and

5. Harris Preferred Capital Corporation's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Harris Preferred Capital Corporation's auditors and the audit committee of Harris Preferred Capital Corporation's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Harris Preferred Capital Corporation's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in Harris Preferred Capital Corporation's internal controls over financial reporting.

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Date: August 14, 2006                                                 /s/ PAUL R. SKUBIC
                                                            ---------------------------------------
                                                                        Paul R. Skubic
                                                               Chairman of the Board & President
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A signed original of this written statement required by Section 302, or other documentation authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 302, has been provided to Harris Preferred Capital
Corporation and will be retained by Harris Preferred Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.